Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference August 7, 2020, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports second quarter 2020 results
Continuing to provide outstanding communications services to our customers

CHICAGO (August 6, 2020) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,263 million for the second quarter of 2020, versus $1,261 million for the same period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $65 million and $0.56, respectively, for the second quarter of 2020 compared to $33 million and $0.28, respectively, in the same period one year ago.
"The TDS Enterprise and its family of companies remains strong through the ongoing challenges of the COVID-19 pandemic," said LeRoy T. Carlson, Jr., TDS President and CEO. "U.S. Cellular and TDS Telecom continue to provide essential communication and high-quality data services to our customers and communities. Our associates have shown exceptional dedication and resiliency in keeping our operations and networks performing at top levels. TDS also is maintaining a strong and flexible financial foundation.
"At U.S. Cellular, LT Therivel has moved seamlessly into his new role as CEO. He is focused on observing, learning and understanding all facets of the organization, meeting with U.S. Cellular associates and identifying new opportunities and ways to accelerate growth. I am confident LT's leadership, experience and collaborative style will build upon the many successes that U.S. Cellular has already achieved. U.S. Cellular's top priority remains to continuously adapt to fully meet the wireless needs of the communities and customers we serve. Despite COVID-19, most U.S. Cellular stores are now open and they continue to follow strong safety measures to keep our customers and associates safe. Exceptionally low levels of churn have offset lower store traffic and enabled U.S. Cellular to increase smartphone connections in the quarter. Our network modernization program continues, adding capacity and speed, launching 5G services commercially, and preparing for remaining VoLTE deployments. In these unprecedented times, our high-quality network has remained strong. I am pleased U.S. Cellular ranked #1 in the North Central Region in the J.D. Power 2020 Wireless Network Quality Performance Study.
"TDS Telecom continues to successfully meet significant demand for higher data speeds and increased network capacity across its footprint. Growth in Wireline video and broadband connections, coupled with demand for higher broadband speeds, drove increases in average residential revenue per connection. Cable connections also grew rapidly driven by strong increases in broadband connections. TDS Telecom continues to move forward with fiber deployment in out-of-territory expansion markets. A total of 25,000 service addresses in the out-of-territory markets were added in the first half of the year increasing total fiber service addresses to 265,000. In rolling out new markets, the safety of our customers, field service technicians and sales representatives remains a top priority. We have implemented our safety procedures that minimize the amount of work technicians do within the home through encouraging self-service and remote customer assistance techniques."

2020 Estimated Results

TDS’ current estimates of full-year 2020 results for U.S. Cellular and TDS Telecom are shown below. Such estimates represent management’s view as of August 6, 2020 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results, especially in light of the uncertainty created by the COVID-19 pandemic.

2020 Estimated Results

U.S. Cellular	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	Unchanged
Adjusted OIBDA[1]	$725-$850	Unchanged
Adjusted EBITDA[1]	$900-$1,025	Unchanged
Capital expenditures	$850-$950	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$950-$1,000	Unchanged
Adjusted OIBDA[1]	$280-$310	Unchanged
Adjusted EBITDA[1]	$290-$320	Unchanged
Capital expenditures	$300-$350	Unchanged

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the six months ended June 30, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2020 Estimated Results
	U.S. Cellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$95-$220	$80-$110
Add back:
Interest expense	100	—
Depreciation, amortization and accretion expense	685	210
EBITDA (Non-GAAP)[1]	$880-$1,005	$290-$320
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$900-$1,025	$290-$320
Deduct:
Equity in earnings of unconsolidated entities	165	—
Interest and dividend income	10	10
Adjusted OIBDA (Non-GAAP)[1]	$725-$850	$280-$310

	Actual Results
	Six Months Ended June 30, 2020		Year Ended December 31, 2019
	U.S. Cellular	TDS Telecom	U.S. Cellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$141	$56	$133	$92
Add back:
Income tax expense	8	8	52	30
Income before income taxes (GAAP)	$149	$64	$185	$122
Add back:
Interest expense	49	(2)	110	(3)
Depreciation, amortization and accretion expense	354	103	702	200
EBITDA (Non-GAAP)[1]	$552	$165	$997	$320
Add back or deduct:
(Gain) loss on asset disposals, net	8	—	19	(7)
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
Adjusted EBITDA (Non-GAAP)[1]	$560	$165	$1,015	$313
Deduct:
Equity in earnings of unconsolidated entities	89	—	166	—
Interest and dividend income	5	4	17	12
Other, net	—	(1)	—	—
Adjusted OIBDA (Non-GAAP)[1]	$466	$162	$832	$300
Numbers may not foot due to rounding.

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2020, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on August 7, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/36390.

▪	Access the call by phone at (833) 968-2187, conference ID: 3255207.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,300 people as of June 30, 2020.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
312-592-5379
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
312-592-5341
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the state and federal regulatory environment; the ability to attract people of outstanding talent throughout all levels of the organization; conditions in the U.S. telecommunications industry; TDS’ smaller scale relative to larger competitors; changes in demand, consumer preferences, price competition, or churn rates; advances in technology; the value of assets and investments; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; cyber-attacks or other breaches of network or information technology security; changes in facts and circumstances that could require TDS to record adjustments to amounts reflected in the financial statements; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; pending and future litigation. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

The impact of the COVID-19 pandemic on TDS' business is uncertain, but depending on its duration and severity it could have a material adverse effect on TDS' business, financial condition or results of operations.

The impact of the recent global spread of COVID-19 on TDS' future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that TDS or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. TDS' ability to attract customers, maintain an adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact TDS. The extent of the impact of COVID-19 on TDS' business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
U.S. Cellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Retail Connections
Postpaid
Total at end of period	4,372,000	4,359,000	4,383,000	4,395,000	4,414,000
Gross additions	129,000	132,000	170,000	163,000	137,000
Feature phones	3,000	2,000	2,000	3,000	5,000
Smartphones	82,000	88,000	128,000	121,000	97,000
Connected devices	44,000	42,000	40,000	39,000	35,000
Net additions (losses)	12,000	(26,000)	(12,000)	(19,000)	(26,000)
Feature phones	(8,000)	(10,000)	(11,000)	(11,000)	(10,000)
Smartphones	11,000	(10,000)	13,000	9,000	(1,000)
Connected devices	9,000	(6,000)	(14,000)	(17,000)	(15,000)
ARPU[1]	$46.24	$47.23	$46.57	$46.16	$45.90
ARPA[2]	$120.70	$122.92	$120.99	$119.87	$119.46
Churn rate[3]	0.89%	1.21%	1.38%	1.38%	1.23%
Handsets	0.71%	0.95%	1.11%	1.09%	0.97%
Connected devices	2.24%	3.11%	3.44%	3.44%	3.01%
Prepaid
Total at end of period	496,000	494,000	506,000	510,000	500,000
Gross additions	62,000	57,000	63,000	70,000	61,000
Net additions (losses)	2,000	(12,000)	(3,000)	9,000	(2,000)
ARPU[1]	$34.89	$34.07	$34.11	$34.35	$34.43
Churn rate[3]	4.05%	4.67%	4.40%	4.03%	4.20%
Total connections at end of period[4]	4,919,000	4,903,000	4,941,000	4,957,000	4,967,000
Market penetration at end of period
Consolidated operating population	31,292,000	31,292,000	30,740,000	31,310,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$168	$236	$243	$170	$195
Total cell sites in service	6,673	6,629	6,578	6,554	6,535
Owned towers	4,208	4,184	4,166	4,123	4,116

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
TDS Telecom
Wireline
Residential connections
Voice[1]	261,800	259,100	262,100	266,100	269,000
Broadband[2]	255,100	242,700	241,300	242,200	240,200
Video[3]	61,400	59,000	58,500	57,300	56,200
Wireline residential connections	578,300	560,700	561,900	565,600	565,500

Total residential revenue per connection[4]	$49.73	$50.12	$49.11	$49.02	$47.88

Commercial connections
Voice[1]	112,400	114,400	117,800	121,200	124,200
Broadband[2]	20,700	20,500	20,400	20,600	20,600
managedIP[5]	115,500	118,300	121,200	124,500	128,300
Video[3]	200	100	100	400	400
Wireline commercial connections	248,700	253,400	259,600	266,600	273,500

Total Wireline connections	827,000	814,200	821,500	832,300	839,000

Cable
Cable residential and commercial connections
Broadband[6]	203,700	196,800	193,500	174,900	172,600
Video[7]	103,400	105,100	106,600	98,000	100,300
Voice[8]	69,000	68,900	69,500	63,900	64,800
managedIP[5]	1,800	1,400	1,300	1,200	1,100
Total Cable connections	378,000	372,300	370,900	338,000	338,900
Numbers may not foot due to rounding.

[1]	The individual circuits connecting a customer to Wireline’s central office facilities that provide voice services.

[2]	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

[3]	The number of Wireline customers provided video services.

[4]
Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

[5]	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

[6]	Billable number of lines into a building for high-speed data services.

[7]
Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

[8]	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)
Quarter Ended	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
(Dollars in millions)
Wireline	$58	$39	$98	$61	$55
Cable	17	15	26	20	15
Total TDS Telecom	$75	$54	$124	$81	$70

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$973	$973	–	$1,937	$1,939	–
TDS Telecom	241	233	3%	481	464	4%
All Other[1]	49	55	(10)%	106	115	(7)%
	1,263	1,261	–	2,524	2,518	–
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	738	761	(3)%	1,471	1,496	(2)%
Depreciation, amortization and accretion	178	177	1%	354	345	3%
(Gain) loss on asset disposals, net	4	5	(19)%	8	7	7%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(2)	N/M
(Gain) loss on license sales and exchanges, net	—	—	N/M	—	(2)	N/M
	920	943	(2)%	1,833	1,844	(1)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	158	155	2%	319	305	4%
Depreciation, amortization and accretion	51	50	3%	103	100	3%
(Gain) loss on asset disposals, net	—	(1)	N/M	—	(8)	N/M
	210	204	3%	422	398	6%
All Other[1]
Expenses excluding depreciation and amortization	49	58	(16)%	105	119	(10)%
Depreciation and amortization	7	7	(22)%	13	15	(23)%
(Gain) loss on asset disposals, net	—	1	N/M	—	1	N/M
	55	66	(17)%	118	134	(11)%
Total operating expenses	1,185	1,213	(2)%	2,373	2,376	–
Operating income (loss)
U.S. Cellular	53	30	74%	104	95	9%
TDS Telecom	31	29	6%	59	66	(10)%
All Other[1]	(6)	(11)	51%	(12)	(19)	35%
	78	48	63%	151	142	6%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	44	41	8%	90	85	5%
Interest and dividend income	2	9	(76)%	8	17	(53)%
Interest expense	(38)	(43)	10%	(75)	(86)	12%
Other, net	—	—	59%	(1)	1	(57)%
Total investment and other income	8	7	22%	22	17	34%
Income before income taxes	86	55	58%	173	159	9%
Income tax expense	8	16	(47)%	12	50	(76)%
Net income	78	39	N/M	161	109	47%
Less: Net income attributable to noncontrolling interests, net of tax	13	6	100%	26	17	53%
Net income attributable to TDS shareholders	$65	$33	N/M	$135	$92	46%

Basic weighted average shares outstanding	114	114	–	115	114	–
Basic earnings per share attributable to TDS shareholders	$0.57	$0.29	N/M	$1.18	$0.81	46%

Diluted weighted average shares outstanding	115	116	(1)%	115	116	–
Diluted earnings per share attributable to TDS shareholders	$0.56	$0.28	N/M	$1.15	$0.78	47%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

[1]	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$161	$109
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	470	460
Bad debts expense	48	50
Stock-based compensation expense	25	33
Deferred income taxes, net	150	40
Equity in earnings of unconsolidated entities	(90)	(85)
Distributions from unconsolidated entities	91	76
(Gain) loss on asset disposals, net	8	—
(Gain) loss on sale of business and other exit costs, net	—	(2)
(Gain) loss on license sales and exchanges, net	—	(2)
Other operating activities	1	3
Changes in assets and liabilities from operations
Accounts receivable	21	(2)
Equipment installment plans receivable	22	(11)
Inventory	15	(4)
Accounts payable	49	(9)
Customer deposits and deferred revenues	(8)	8
Accrued taxes	(115)	2
Accrued interest	—	2
Other assets and liabilities	(42)	(76)
Net cash provided by operating activities	806	592

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(610)	(393)
Cash paid for licenses	(144)	(255)
Cash received from investments	1	11
Cash paid for investments	(1)	(11)
Cash received from divestitures and exchanges	1	32
Advance payments for license acquisitions	(16)	—
Net cash used in investing activities	(769)	(616)

Cash flows from financing activities
Issuance of long-term debt	175	—
Repayment of long-term debt	(5)	(11)
TDS Common Shares reissued for benefit plans, net of tax payments	(3)	(6)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(8)	(8)
Repurchase of TDS Common Shares	(14)	—
Repurchase of U.S. Cellular Common Shares	(23)	—
Dividends paid to TDS shareholders	(39)	(38)
Payment of debt issuance costs	(7)	—
Distributions to noncontrolling interests	(1)	(2)
Other financing activities	—	3
Net cash provided by (used in) financing activities	75	(62)

Net increase (decrease) in cash, cash equivalents and restricted cash	112	(86)

Cash, cash equivalents and restricted cash
Beginning of period	474	927
End of period	$586	$841

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$565	$465
Accounts receivable, net	1,064	1,124
Inventory, net	152	169
Prepaid expenses	106	98
Income taxes receivable	160	36
Other current assets	39	29
Total current assets	2,086	1,921

Licenses	2,630	2,480

Goodwill	547	547

Other intangible assets, net	226	239

Investments in unconsolidated entities	486	488

Property, plant and equipment, net	3,615	3,527

Operating lease right-of-use assets	985	972

Other assets and deferred charges	586	607

Total assets	$11,161	$10,781

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$5	$10
Accounts payable	349	374
Customer deposits and deferred revenues	181	189
Accrued interest	11	11
Accrued taxes	41	41
Accrued compensation	85	121
Short-term operating lease liabilities	124	116
Other current liabilities	86	100
Total current liabilities	882	962

Deferred liabilities and credits
Deferred income tax liability, net	825	676
Long-term operating lease liabilities	938	931
Other deferred liabilities and credits	515	481

Long-term debt, net	2,487	2,316

Noncontrolling interests with redemption features	11	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01 per share	1	1
Capital in excess of par value	2,472	2,468
Treasury shares, at cost	(479)	(479)
Accumulated other comprehensive loss	(7)	(9)
Retained earnings	2,751	2,672
Total TDS shareholders' equity	4,738	4,653

Noncontrolling interests	765	751

Total equity	5,503	5,404

Total liabilities and equity	$11,161	$10,781

Balance Sheet Highlights
(Unaudited)

	June 30, 2020
	U.S.	TDS	TDS Corporate	Intercompany	TDS
	Cellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$418	$—	$147	$—	$565
Affiliated cash investments	—	550	—	(550)	—
	$418	$550	$147	$(550)	$565

Licenses, goodwill and other intangible assets	$2,621	$772	$10	$—	$3,403
Investment in unconsolidated entities	445	4	47	(10)	486
	$3,066	$776	$57	$(10)	$3,889

Property, plant and equipment, net	$2,258	$1,253	$104	$—	$3,615

Long-term debt, net:
Current portion	$4	$1	$1	$—	$5
Non-current portion	1,625	4	858	—	2,487
	$1,629	$4	$859	$—	$2,492
Numbers may not foot due to rounding.

TDS Telecom Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars in millions)
Wireline
Operating revenues
Residential	$85	$81	6%	$170	$162	5%
Commercial	38	42	(10)%	77	86	(10)%
Wholesale	46	49	(6)%	91	94	(3)%
Total service revenues	169	172	(2)%	338	342	(1)%
Equipment and product sales	—	—	(48)%	—	1	(45)%
	169	172	(2)%	339	343	(1)%
Operating expenses
Cost of services	63	64	(3)%	128	127	1%
Cost of equipment and products	—	—	(10)%	—	1	(33)%
Selling, general and administrative expenses	48	49	(2)%	97	96	1%
Expenses excluding depreciation, amortization and accretion	111	114	(2)%	225	224	1%
Depreciation, amortization and accretion	32	33	(3)%	64	66	(4)%
(Gain) loss on asset disposals, net	—	(1)	N/M	—	(8)	N/M
	143	145	(2)%	289	282	3%
Operating income	$27	$27	(1)%	$50	$61	(18)%

Cable
Operating revenues
Residential	$60	$51	19%	$119	$100	19%
Commercial	11	11	3%	23	21	7%
	71	62	16%	142	121	17%
Operating expenses
Cost of services	30	27	12%	60	52	14%
Selling, general and administrative expenses	17	15	14%	34	30	15%
Expenses excluding depreciation, amortization and accretion	47	42	13%	94	82	15%
Depreciation, amortization and accretion	20	17	15%	39	34	15%
(Gain) loss on asset disposals, net	—	—	6%	—	1	(62)%
	67	59	13%	133	117	14%
Operating income (loss)	$4	$2	78%	$9	$5	90%

Total TDS Telecom operating income	$31	$29	6%	$59	$66	(10)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$440	$265	$806	$592
Less: Cash paid for additions to property, plant and equipment	233	239	610	393
Free cash flow (Non-GAAP)[1]	$207	$26	$196	$199

[1]
Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.